Exhibit 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Current Report on Form 8-K of our report dated January 31, 1997 relating to the consolidated balance sheet of LSS - Lone Star - Houston, Inc. and Subsidiary as of December 31, 1996, and for the year then ended, incorporated by reference in this Registration Statement.


Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

May 23, 1997